EXHIBIT 99.2

400 Regency Forest Drive

Cary, NC 27511

www.spectrasite.com

VOTE BY INTERNET – [•]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – [•]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to SpectraSite, Inc., c/o [•].

PROXY CARD

SPECTRASITE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [•], 2005 AT [•] A.M. LOCAL TIME

AT [•]

The undersigned hereby appoints Stephen H. Clark and Mark A. Slaven, and each of them, with full power of substitution, proxies to represent the undersigned at the special meeting of stockholders of SpectraSite, Inc., a Delaware corporation (“SpectraSite”) to be held [•], 2005 and at any adjournments or postponements of the special meeting to vote all of the shares of the common stock of SpectraSite which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, as follows.

The board of directors of SpectraSite recommends that you vote FOR the following proposals:

1.            To approve and adopt of the Agreement and Plan of Merger, dated as of May 3, 2005, by and among American Tower Corporation, Asteroid Merger Sub, LLC and SpectraSite, Inc., including the merger and the other transactions contemplated thereby:

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.            To permit SpectraSite’s board of directors or its chairman, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to adopt Proposal Number One:

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.            To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS OF SPECTRASITE RECOMMENDS A VOTE FOR THE PROPOSALS.

The proxy holders will vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxy holders will vote FOR approval of each of the stated proposals and at the discretion of the proxy holders as to any other matter related to the proposals that may properly come before the first part of the special meeting.

The undersigned hereby acknowledges notification of the special meeting and receipt of the proxy statement dated [•], 2005, relating to the special meeting.

Dated: , 2005

Signature

Signature, if held jointly

Title, if signing as attorney, executor, administrator, trustee or guardian

Name (Print)

Number of shares of SpectraSite common stock owned

In case of joint owners, each joint owner must sign, if signing for a corporation or partnership as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS ON

THIS CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.